EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
Catharine S. Bower, Communications Manager
610.369.6618
catharine.bower@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
KBW 9th ANNUAL COMMUNITY BANK INVESTOR CONFERENCE

BOYERTOWN, Pa. – July 25, 2008 – National Penn Bancshares, Inc. (Nasdaq: NPBC) will present at the Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference being held on Tuesday, July 29th and Wednesday, July 30th at The Waldorf-Astoria Hotel in New York City.  National Penn’s presentation will be on Tuesday, July 29th at 3:30 p.m. eastern time. National Penn and other participating financial services companies will address an audience of institutional investors, investment firm analysts and portfolio managers.

The speakers at National Penn’s presentation will be Glenn E. Moyer, president and CEO; Scott V. Fainor, senior executive vice president and COO; and Michael R. Reinhard, chief financial officer.  National Penn will discuss its financial performance and major strategic initiatives.  A brief question and answer session will follow the presentation.

The presentation will be Webcast live on July 29, 2008 at 3:30 p.m. eastern time.  Please visit National Penn’s Website at www.nationalpennbancshares.com and choose the “Community Bank Conference” link located on the home page.  For those unable to participate in the live Webcast, the archived Webcast will be available for 60 days after the conference.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with $9.2 billion in assets, is the fifth largest bank holding company based in Pennsylvania.

Headquartered in Boyertown, National Penn operates 127 offices: 124 offices in Pennsylvania and one office in Maryland through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, KNBT, and Nittany Bank divisions, and two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company.

National Penn's financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; National Penn Leasing Company; National Penn Insurance Agency, Inc.; Caruso Benefits Group, Inc.; and Higgins Insurance Associates, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC". Additional information about the National Penn family is available on the Company's Web site at http://www.nationalpennbancshares.com.

#   #   #

5